UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

Hepion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Identification No.)

399 Thornall Street, First Floor

Edison, NJ 08837

(Address of principal executive offices)

(732) 902-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	HEPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2025, Hepion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), received written notice (the “Notice”) from the Nasdaq Stock Market, LLC (“Nasdaq”) indicating that the bid price for the Company’s common stock (the “Common Stock”), for the last 10 consecutive business days, had closed below $0.10 per share and, as a result, the Company is subject to the provisions contemplated under Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”).

As such, unless the Company requests an appeal of Nasdaq’s determination to delist the Company’s common stock from The Nasdaq Capital Market by March 25, 2025 and pays Nasdaq a hearing fee of $20,000, the Company’s common stock will be delisted from The Nasdaq Capital Market at the opening of business on March 27, 2025. While the Company intends to appeal Nasdaq’s decision, no guarantee can be provided that it will be successful in doing so and that its common stock will continue to be listed on The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2025	Hepion Pharmaceuticals, Inc.

	By:	/s/ John Brancaccio
John Brancaccio
Interim Chief Executive Officer and Interim Chief Financial Officer

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